Form C

Cover Page

Name of issuer:

The Hard Soda Co. LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: OH

Date of organization: 5/13/2015

Physical address of issuer:

2632 N. High St.
Unit A Rear
Columbus OH 43202

Website of issuer:

http://www.ramblinghousecocktails.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

4,000

Price:

$25.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $25.00.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

2/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$28,977.00	$24,165.00
Cash & Cash Equivalents:	$253.00	$10,404.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$33,300.00	$0.00
Cost of Goods Sold:	$42,452.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($28,563.00)	($5,660.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Hard Soda Co. LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Stephan	Managing Member	Hard Soda Co, LLC	2015
John Haseley	Managing Member	Hard Soda Co. LLC	2015
John Lynch	Managing Member	Hard Soda Co. LLC	2018
Aaron Pickrell	Managing Member	Hard Soda Co, LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John Lynch	CEO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
John Stephan	20000.0 Common Units	25.0
Aaron Pickrell	20000.0 Common Units	25.0
John Lynch	20000.0 Common Units	25.0
John Haseley	20000.0 Common Units	25.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The ready-to-drink spirits segment is an emerging market. There is no guarantee that we will immediately attract consumers.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company.

There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to attract and retain customers. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The company may generate but retain some or all of the earnings for growth and development of its business and accordingly, not make distributions to the shareholders.

Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants' advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials or other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 25% -- Product Development

50% -- Marketing

20% -- Staffing

5% -- Wefunder Intermediary fee

If we raise: **$500,000**

Use of Proceeds: 10% -- Product Development

45% -- Marketing

40% -- Staffing

5% -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of preferred units of The Hard Soda Co. LLC (the "Company") pursuant to Regulation CF of the Securities Act (the "Offering"):

Size of Offering: $500,000.

Securities Offered: 20,000 shares of the Company's Class A Preferred Units (the "Preferred Shares").

Price Per Share: $25.00.

Minimum Subscription: 4,000 units of Class A Preferred Units ($100,000).

Priced Round, Pre-money valuation: $2,000,000

Voting Proxy:

The Preferred Units will vote together with the Common Units of the Company, and not as a separate class, except as specifically stated herein or as otherwise required by law. Each Preferred Unit will have the number of votes equal to the number of units of Common Units then issuable upon conversion of such Preferred Unit. The holders of Preferred Units will executed a proxy and irrevocable attorney-infact, assigning their voting rights to one of the Managers of the Company, with all rights of substitution and re-substitution

Mandatory Conversion:

The Preferred Units will be automatically converted into Common Units, at the then applicable conversion rate, if the holders of at least a majority of the outstanding Preferred Units consent to such conversion, or into common units upon the closing of a Qualified IPO.

Distributions:

Distributions of net cash (if any) shall occur as follows:

1. First, the Capital Contributions of the Preferred Members shall be returned on a pro rata basis based upon each such Preferred Member's percentage of the Preferred Units;
2. Next, the Capital Contributions of the Common Members shall be returned on a pro rata basis based upon each such Common Member's percentage of the Common Units; and
3. Then, all Members shall participate in distributions on a pro rata basis based on their fully diluted ownership percentage

Indemnification:

The Company will enter into indemnification agreements with directors and shall carry the requisite Directors and Officers insurance that will indemnify board members to the broadest extent permitted by applicable law.

Information Rights:

All Investors shall be entitled to receive annual financial statements, internally prepared in accordance with generally accepted accounting principles, within 90 days of the close of the immediately preceding fiscal year.

Redemption Rights:

At any time after February 1, 2020, the Company, upon 20 days' prior written notice to the Class A Members, may redeem all of the Class A Units at a purchase price of that is determined by taking the Class A Original Issue Price and multiplying it by 1.25x. The resultant amount shall be the "Class A Redemption Price". In the event that the Board determines that the Class A Preferred Units shall be redeemed for the Class A Redemption Price, the Class A Members, severally, hereby irrevocably agree to accept such Class A Redemption Price and acknowledge and agree that upon payment of the Class A Redemption Price by the Company, the Class A Members shall cease to be Members of the Company thereafter.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	80,000	80,000	Yes
Class A Preferred Units	20,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The Class A Preferred Units will vote together with the Common Units of the Company, and not as a separate class, except as specifically stated herein or as otherwise required by law. Each Preferred Unit will have the number of votes equal to the number of units of Common Units then issuable upon conversion of such Preferred Unit. The holders of Preferred Units will executed a proxy and irrevocable attorney-infact, assigning their voting rights to one of the Managers of the Company, with all rights of substitution and re-substitution.

Class A Preferred unit holders have liquidation preferences over Common Unit holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've sourced the best ingredients to create a ready-to-drink cocktail that tastes better than what most bars serve. Fresh ginger, lemon and lime, 100% organic sugar, and local craft vodka blended together perfectly. Naturally gluten-free, less calories than so called "skinny" cocktails and priced to compete with available mixed drinks and all wine offerings. We are currently sold in over 200 stores in Ohio.

We have one additional product line in the works now. This will be released in late 2018. Our plan is to distribute to several states by 2020 and by 2021 be in ten states. Long term we have identified 20 states as targets looking at various factors including liquor taxation rates and various laws and regulations related to spirit based products.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

The Hard Soda Co. LLC was incorporated in the State of Ohio in May 2015.

Since then, we have:

- Sold 15,000 bottles in first year of operation
- Held in more than 200 stores in Ohio, including almost every Kroger in the state.
- Signed with Southern Glazer's, the largest wine and spirits distributor in the U.S.
- We were the first ever ready-to-drink cocktail in Ohio.
- Went through more than 10,000 pounds of fresh ginger to create a ginger beer recipe that balances sweetness with a spicy kick.

Historical Results of Operations

Our company was organized in May 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $33,300 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $28,977, including $253 in cash. As of December 31, 2016, the Company had $24,165 in total assets, including $10,404 in cash.
- *Net Loss.* The Company has had net losses of $28,563 and net losses of $5,660 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

The Hard Soda Co. LLC cash in hand is $6,000, as of August 2018. Over the last three months, revenues have averaged $900/month, cost of goods sold has averaged $800/month, and operational expenses have averaged $250/month, for an average burn rate of $150 per month. Our intent is to be profitable in 18 months.

We don't have any other expected material changes in our expenses or revenues until we receive the Wefunder funds and begin new product development and marketing. If we only receive the minimum amount through our Wefunder campaign we would look to raise more money, likely through a more traditional loan. $500,000 is the total amount needed to complete this next phase of our growth.

We began making our first product in 2016 and 2017, and did our first sales in 2018.

We currently have about $18,000 worth of inventory on hand. We will expect to sell about $9,000 of that over the course of the next three months based on historical sales. Our expenses will also drop very low (to about $250) as we won't be producing any new product until what's existing is gone. Although we cannot guarantee it, we hope that with increased marketing we will also increase revenue in the short term.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.ramblinghousecocktails.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Hard Soda Co LLC Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Aaron Pickrell
John Haseley
John Lynch
John Stephan

Appendix E: Supporting Documents

OperatingAgree8162018.pdf



INVEST IN RAMBLING HOUSE COCKTAILS

maximum target met

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Ready-to-drink cocktails made with the best craft ginger beer in Ohio

We started as a small-craft soda company that created an amazing, healthier craft ginger beer. In 2017, we pivoted to spirits, bottling a Moscow Mule that we think is a perfect combination of our ginger beer and vodka. In our first year, we sold almost 19,000 bottles and found shelf space in almost every Kroger in Ohio. Now, with a new Kentucky Mule recipe in the works, we're optimistic that our first real marketing push will get us on shelves around the country.



John Lynch
Founder
John Lynch, our day-to-day operations manager, was named one of the "60 Coolest People in Food and Drink" two years in a row by the Daily Meal - one of the world's leading sites for culinary content.



Why you may want to invest

1. Sold over 19,000 bottles in our first year selling hard soda.
2. Stocked in more than 200 stores in Ohio, including almost every Kroger in the state.
3. Signed with Southern Glazer's, the largest wine and spirits distributor in the U.S.
4. We were the first ever ready-to-drink cocktail in Ohio.
5. Went through more than 10,000 pounds of fresh ginger to create a ginger beer recipe that balances sweetness with a spicy kick.
6. Founder John Lynch was named one of the "60 Coolest People in Food and Drink" two years in a row by the Daily Meal.

$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

$2M pre-money valuation

$25.00 per share
Preferred Stock

If you invest, you're betting Rambling House Cocktails will be worth more than $2M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$250+
Super soft Rambling House Cocktails tee-shirt.

$500+
Rambling House Cocktails engraved copper mug.

$1,000+
Investor-only bottle from a test batch of our soon-to-be released Kentucky Mule.

see less

alcohol cocktails cocktails

7 Our Moscow Mule is naturally gluten-free, low-calorie, and priced to compete with mixed drinks and wines.

Our Ambition

We have a new drink - a bourbon-based Kentucky Mule made with the same ginger beer - in the works now that should be released in late 2018. By adding this to our product line while expanding our relationship with Kroger, our goal is to distribute to several states by 2020, and by 2021, ten states.

Pitchdeck_Wefunder.pdf

ramblinghousecocktails.com

Why I Like Rambling House Cocktails

If you only know Rambling House as the local artisanal soda company, I recommend you acquaint yourself with the food, music and other drinks it offers. That's what I did recently, and now I have a new hangout in my repertoire.

G. A. Benton
WRITER FOR COLUMBUS ALIVE!

THE BUZZ ABOUT RAMBLING HOUSE COCKTAILS

Craft beer and craft spirits are currently monopolizing the market, but don't discount craft soda! Lately, I can't get enough of Columbus' own Rambling House Soda. A tiny spot sandwiched in the south Clintonville/University District region, Rambling House is a music venue with a tasty "pop." The interior has an antique saloon feel, and has the unhurried aura of a bygone era. The bar hosts live music every night they are open, varying from bluegrass to local bands... Culinary Clue: Don't miss out on Rambling House's bottled Moscow Mules. The libations are made with Rambling House ginger beer and Watershed Distillery vodka, ideal for end-of-summer sipping.



Caroline
Founder of Columbus Culinary Connection

I think musicians really like to play there. People who come in and out are always really respectful. Everyone there is so nice, it's just a really great place to be.

Libby Brigner
Local musician who has played at Rambling House multiple times

The Columbus Dispatch dispatch.com

Rambling House introduces bottled cocktail

A local soda maker is bringing a bottled cocktail to market. Rambling House, which makes craft sodas, is introducing what it believes to be Ohio's first bottled cocktail, the Moscow Mule. The drink is a marriage of Rambling's ginger soda and local
June 18, 2018 @ dispatch.com

ThisWeek COMMUNITY NEWS

Artisan soda-maker puts 'pop' in soft drinks

John Lynch has created an independent brand at Rambling House Soda Pop in the University District. Finding success as a home-brewer, John Lynch initially wanted to open a brewpub. But after he surveyed the landscape, he realized startup costs were
June 18, 2018 @ thisweeknews.com

WATERSHED DISTILLERY

Rambling House Soda

John- Now that we have expanded and we are leasing the place where we produce the soda, we own Rambling House bar, it's carved itself a nice little niche in the community.
June 18, 2018 @ watersheddistillery.com

Restaurant review: Rambling House Soda proves pleasantly surprising

If you know Rambling House only as a central Ohio artisanal soft-drink company, I recommend that you acquaint yourself with the food, music and other drinks it offers. That's what I did recently, and now I have a new hangout in my repertoire.
June 18, 2018 @ dispatch.com

Soda-pop-music cuisine: Rambling House is one-stop shopping for good food, drinks and music

If you only know Rambling House as the local artisanal soda company, I recommend you acquaint yourself with the food, music and other drinks it offers. That's what I did recently, and now I have a new hangout in my repertoire.
June 18, 2018 @ columbusalive.com

Rambling House teams up with Watershed Distillery on bottled Moscow Mule - Columbus - Columbus Business First

A Columbus soda-maker is turning to something harder. Rambling House Soda (website here) is getting into the cocktail business with its bottled Moscow Mule, which now is available in 130 stores in Ohio. The beverage, which combines Rambling
June 18, 2018 @ bizjournals.com

After Hours: Jen Lynch of Rambling House Music Bar

Jen and John Lynch opened Rambling House Music Bar to feature their made-from-scratch Rambling House sodas, but it doubles as an Old North Columbus gathering place for roots and Americana music. With Old Time Jam nights, poetry readings and
June 18, 2018 @ columbusmonthly.com

Rambling House expanding soda production off-site, adding hours for more roots music - Columbus - Columbus Business First

The thirst for craft creations isn't limited to beer. Small-batch soda maker Rambling House is proving there's a craving for brews of a non-alcoholic sort. The not even two-year-old business is expanding and is ready to raise its profile with bottled pop,
June 18, 2018 @ bizjournals.com

Artisan soda-maker puts 'pop' in soft drinks

John Lynch has created an independent brand at Rambling House Soda Pop in the University District. Finding success as a home-brewer, John Lynch initially wanted to open a brewpub. But after he surveyed the landscape, he realized startup costs were
June 18, 2018 @ thisweeknews.com

Soda pub aims to be a 'rambling house'

At the corner of Hudson Street and Indianola Avenue is a little venue that prides itself on being the local pub where people can gather. After opening last year, Rambling House Soda provides the campus community with locally brewed soda, beer and live
June 14, 2018 @ thelantern.com

Rambling House Soda is a home for music

Rambling House Soda is a spot for homemade sodas and guitar strumming. Wednesday through Sunday, the bar hosts a variety of Americana and folk musical acts. When Rambling House first opened two years ago, it was only open on
June 14, 2018 @ thelantern.com

Rambling House Soda

Columbus Culinary Connection

Rambling House Soda and Music Bar 310 E. Hudson St. Columbus, OH 43202 614-468-3415 http://www.ramblinghousesoda.com/ Craft beer and craft spirits are currently monopolizing the market, but don't discount craft soda! Lately, I can't get enough of
August 13, 2017 @ columbusculinaryconnection.com

Rambling House releases bottled Moscow Mule

Rambling House is expanding from soda to spirits with the recent release of a new bottled cocktail. The bottled beverage is a Moscow Mule crafted with Rambling House's ginger beer, vodka sourced from Watershed Distillery and organic cane sugar

March 22, 2017 @ drinkupcolumbus.com

Rambling House Soda Expanding Production Capabilities

In the age of craft beer, Rambling House Soda is focusing on a different craft beverage. However, beer does play a role in the successful soda shop that recently acquired 1,600 square-feet of new production space at 2628 N. High St. About five

April 7, 2015 @ themetropreneur.com

Rambling House Set to Bring Gourmet Soda Pop to the Market

Rambling houses are typically places where a community could come together to enjoy local music, share stories, and basically revel in the company of friends and neighbors. Rambling House Soda Pop, located at 310 East Hudson Street, is just this

October 2, 2013 @ columbusunderground.com

Making the Best Ginger Beer in Ohio



We started with a lot of fresh ginger. More than 10,000 pounds of it. All that ginger, though, led us to the perfect ginger beer, one that's naturally gluten-free, low sugar, and the right combination of sweet with a spicy kick. We successfully sold our craft soda around town, and before long, realized many bars and restaurants were using it to make cocktails.

So three years ago, we decided to make our own ready-to-drink cocktail, a Moscow Mule. It comes bottled and pre-mixed, so it's not only delicious but easy to drink. It took a few years to figure out recipes and regulations, but in 2017, we started selling our Mule in stores to great success. The key? Our craft ginger beer.

We're in Almost Every Kroger in Ohio

By itself, that number would be promising for proving our local market, but we're particularly excited about how we sold those Mules. Initially, we sold to our initial ginger beer customers, but as demand grew, we signed a deal with Kroger that puts us in almost every one of their Ohio stores. We also signed with Southern Glazer's, the largest wine and spirits distributor in the U.S., to help expand our retail footprint from 200 Ohio stores to hopefully several states by 2020.


Rambling House Cocktails
Moscow Mule

Our Next Hard Soda Involves Kentucky Bourbon

By late 2018, we hope to have another product ready for market. By making a bourbon-based Kentucky Mule with our same ginger beer, we'll be able to acquire more shelf space, spread our distribution footprint, and grow to a national ready-to-drink cocktail brand.





Our Progress So Far

With a successful raise on Wefunder, we'll use the majority of the capital for marketing and staffing with additional funds going toward product development.

January 2013
First Batches of Ginger Beer are Tapped

November 2013
Rambling House Ginger Beer Arrives in Bars & Restaurants



Cocktail Research Begins

As our summer months are filled with festival vending, we begin researching our cocktails.

May 2015



Work with our Beverage Scientists Begins

March 2016
Federal Permit to Operate Received

August 2016
Moscow Mule Recipe Finalized


RAMBLING
HOUSE

December 2016
First Batches of our Moscow Mule Roll Off the Line

Two months later, they begin arriving in retail locations.

February 2017
Work on Bourbon Mule Begins

November 2017
Targeted Marketing Roll Out Begins

November 2018



Anticipated Bourbon Mule Launch

December 2018

Let's Spread Hard Soda Together

Dear Investors,

FOUNDER LETTER GOES HERE.

We Sold 19k Moscow Mules our First Year Selling Hard Soda


20000
18000
16000
14000
12000
10000
8000
6000
4000
2000
0
Jul-17
August
September
October
November
December
Jan-18
February
March
April
May
June
Jul-18

Total Units of Rambling House Moscow Mules Sold To Date

Meet the Founders



John Lynch

Founder

John Lynch, our day-to-day operations manager, was named one of the "60 Coolest People in Food and Drink" two years in a row by the Daily Meal - one of the world's leading sites for culinary content.



Jennifer Lynch

Co-Founder

Principal of Remington Road Group, Former Director of Government Affairs at Roetzel & Andress

Interview

Wefunder interviewed John Lynch on May 23, 2018.

– COLLAPSE ALL

WF: What is Rambling House Cocktails? ^

LYNCH: Rambling House produces a craft ready-to-drink cocktail. Our Moscow Mule is a perfect combination of ginger beer and vodka, and our second concoction, a bourbon-based Kentucky Mule, is in development. We're now stocked in more than 200 stores in Ohio, including almost every Kroger in the state.

WF: How did Rambling House begin?

LYNCH: We started as a small-batch soda company five years ago. We made several different kinds of soda, but the main focus was on ginger beer. Over several years, we went through more than 10,000 pounds of fresh ginger to create a ginger recipe that we felt perfectly balanced sweetness with a subtle, spicy kick. We've sold the sodas to bars and restaurants around town in kegs, and they serve it on draft, but most of the bars would use it to make cocktails. So about three years ago, we started thinking pretty seriously about turning our ginger beer product into a packaged cocktail product.

It took about a year to work through the regulatory and manufacturing issues that we knew we were going to face. There are very few companies like us in the U.S., so we were kind of starting from scratch in that area, but after about a year of research we figured out how we could manufacture the product. Then we really began working on a formula. We spent about a year developing the formula with a third-party team of beverage scientists from Kentucky. That included tastings of dozens of different variations of the product by sample groups. We finalized the recipe in October 2016.

Once we had a product with the taste we desired, we started taking the cocktail to retailers and distributors to find out if there was interest. We bottled our first official batch in the spring of 2017.

Then we started meeting with local shops in central Ohio. Kroger is headquartered in Cincinnati, and one of our four founders has a relationship with an executive there, so he helped us get a meeting with their spirits buyer in early 2017. That was the first confirmation for the team that we were onto something pretty unique, after that buyer put us in just about every Kroger in the state of Ohio.

It's a chicken-and-egg game trying to sign that first major retailer and at the same time pick up a distributor, because neither wants to be the first to get on board, but we ended up signing with Southern Glazer's, which is the largest spirits distributor in the country. Our rep at Southern Glazers said ours was the biggest buy they had seen from Kroger for a brand-new company.

WF: How has the product been received so far?

LYNCH: Kroger reset all of their shelves in early 2018 and we didn't lose any shelf space, which is a good sign. Despite our status as a new company that really has no marketing budget, we're doing relatively well compared to other products placed in the section of the store we're in.

We sell just one product in Kroger locations, the Moscow Mule, which is our ginger beer mixed with vodka. The drink comes in a four pack of 375 mL bottles, for a total of 1.5 liters of product, and it retails for $12.99.

WF: Do you have other products in the works?

LYNCH: The second SKU we're working on right now is a ginger beer mixed with bourbon. Traditionally, it's known as a Kentucky Mule. We've been able to use our brick-and-mortar bar in central Ohio as a testing ground for some of these potential ideas for products, and the Kentucky Mule has consistently been the bestseller at our bar for the last four years, so we think it'll also be a really nice way to diversify what we're offering on the shelf -- to have a vodka and a bourbon. There are people who, for one reason or another, really enjoy drinking what they consider a clear spirit. Then, there are people who enjoy drinking what they consider a darker spirit. To be able to satisfy both of those markets with our ginger beer, which we think is one of the best ginger beers available in the country, it just makes for an incredible cocktail that beats what's available at most bars.

We are also working on a recipe for a canned version of our non-alcoholic ginger beer. Our distributor has indicated they would also be interested in picking up a soda produced by us.

WF: How do you select ingredients? ^

LYNCH: I worked for a brewery for a long time, and when I decided to go off on my own and open up a soda company instead of another brewery in town, I only had one goal: To produce really awesome soda made out of all natural ingredients. Our ginger beer is actually a very simple recipe. It's a lot of fresh ginger, a little bit of lemon and lime, a few spices, a touch of honey, and organic sugar. That's all that goes into the ginger beer side of this cocktail.

We've always felt that any type of product like this, whether it is a cocktail made with actual spirits or whether it's something in the flavored-malt beverage section, they're always way too sweet. You get through half of a bottle and you just no longer feel like drinking it. That also came through in our taste tests. We continued to cut back the sugar, and that accomplished two things. First, there were several people in our tasting groups who were asking us over and over how many calories were in the product and how many grams of sugar were in the product, and we're really proud of our answer. It also just made for a drink that went down a lot smoother, and you were able to drink a couple and not have a sugary feeling in your gut or have the sweetness interfere with the flavor profile. We're pretty proud that we have fewer calories per ounce than some of the so-called skinny cocktails on the ready-to-drink market, and that it's all done with organic sugar.

As for our spirits, we are not a distillery. We don't plan to become a distillery. What we've chosen to do is to be very particular in where we source our spirits. Right now, 100% of our vodka comes from a local distillery. They make a premium vodka out of gluten-free ingredients. It's been a great partnership for us, and we will look to continue to source the spirit side of our cocktails from great companies around the United States. We're in the process of selecting a bourbon supplier.

WF: What niche does Rambling House fill? ^

LYNCH: There are really only two dominant alcohol segments in the retail sector: Beer and wine. Of course, there are subsets. For example, there's the flavored beer subset, which is actually a very large market now. What we're looking to do -- while we do want to siphon off some flavored beer drinkers because we really feel like what they're looking for is a product like ours -- we're also looking to tap an underserved portion of the alcohol market. These are people who prefer cocktails.

We feel there's this third segment of the alcohol market that we're on the cusp of and we can see growing. Up until now, people who like to drink cocktails would buy a spirit and they'd buy their mixer and they make it themselves. That's fine if you can get great mixing ingredients and you have the time to do it. We provide the best possible ginger beer and the simplest way to pick up your cocktail and go. I think that we're at the very beginning of something happening in the ready-to-drink spirit section.

There's not a whole lot of data available on the ready-to-drink cocktail category because it's still so small. Most data comes from looking at spirit sales, which is very broad. There are some examples of ready-to-drink companies being partially purchased by some larger organizations, but as far as straight sales, this is a sector that the craft players have only been working in for the last year or two.

WF: Who are your competitors? ^

LYNCH: Cutwater Spirits, which was formerly the spirits division of Ballast Point, has produced a product that's similar in packaging to ours -- and I'm being biased here -- but I wouldn't say theirs or any other is similar in quality. We've tried them all. We've done taste tests against all of them. We only make the one product right now, so you have to enjoy a Moscow Mule to like our product, but we've found that very few ready-to-drink cocktails have really refined the taste portion of the equation like we have.

Probably the biggest name in this sector is Skinny Girl Cocktails. That company was purchased by Constellation Brands several years ago, and now it's become a multi-national success story in the ready-to-drink cocktail sector. I think that's a little bit of an outlier because it relied on the notoriety of the woman who put her name on the product. It was a bit of a marketing phenomenon.

There's a company out of Chicago called Crafthouse Cocktails that probably produces the product closest to ours in quality, but they charge double the price. There's a product called Mule 2.0 out of Texas that seems to have gotten pretty good traction nationwide, and their price is slightly lower than ours, but out of everything we've tasted, it was actually the lowest-quality "craft" ready-to-drink product out there. Then there are a few products made by some of the really large spirit producers, like a Dark and Stormy from Goslings. Most of those are a little behind the times. They're producing a very low-quality product at a lower price point, but it's just not something that any Millennial who is going to try one of these ready-to-drink cocktails for the first time is going to be excited about.

WF: Who are your target customers?

LYNCH: For eight years in a row, Millennials have been purchasing spirits and stealing market share from beer and wine. It's clear to us that millennials are looking for something new to drink. I don't think it's necessarily that they're tired of craft beer, because I don't think they've been drinking craft beer long enough to get tired of it -- I think they're looking for something that can be their own, and that's where spirits come into play, especially a new product like ours.

The second group of people we're trying to target are people who buy flavored beer. That market was created for people who didn't necessarily like the taste of beer. We think it's a perfect market for us to go after. Third and lastly, there is a subset of people who are looking for a gluten-free option. We are a naturally gluten-free product that we think can appeal to a lot of drinkers.

WF: What are your goals for the next year?

LYNCH: Our No. 1 focus is increasing sales in Kroger locations in Ohio so that we can cultivate this relationship with Kroger. Obviously, we're going to look to other retailers as well, but Kroger is one of the three largest retailers - with all their subsidiaries - in the entire country and they're headquartered here in Ohio. We really feel like we have a good partner, and if we can demonstrate to them how we're able to grow this section of their store, then we think there's a really good chance they will continue to grow with us in other parts of the country. The distributor we're with is in 44 states, and they service Kroger and their subsidiaries in all those territories, so that relationship is perfect.

We are looking for specific ways to prime the market for a product that's new and exciting in the alcohol world. We've already been able to cultivate a specific integration with the music scene in central Ohio through our bar, and we're able to do some things with music to make our ads look a little more natural on social media. We would like to test market a couple of small areas. For example, we want to pick a specific Kroger, take a three-mile radius around that Kroger, and create social media targeting within that three-mile radius to see how much sales grow in a month.

WF: What's your ideal price point?

LYNCH: Our goal is to get the price point down to $11.99. We've talked to a couple national retailers who expressed interest if we could get it down to that price.

WF: What regulations are you subject to?

LYNCH: Ohio's liquor laws actually make our type of product a little easier to purchase than full-proof liquor. There are a number of restaurants that don't have the highest-level liquor license, but they can still purchase our product. It's a very attractive way for some bars that have only carried beer and wine to add a premium vodka product to their menu without changing their license. We are also licensed at the Federal and State level.

WF: What are your costs and profit margins?

LYNCH: We've been producing smaller quantity at this point with our bottling company as we explore the switch from bottles to cans. Right now, it costs around $40 to produce a case of our product, including labor and bottling. We sell it to our distributor for $45.

It's a very thin margin, which is why we think it's paramount that we make the switch to cans. Once we do that, the $40 production cost will, as we grow, drop to approximately $24 per case. As we expand capacity, with ingredients and labor, our goal is to get production costs down to $20.

WF: How will you keep sales growing?

LYNCH: Our sales have been small but steady. They definitely haven't dropped, but they also haven't grown much over the last several months. Other than our ongoing social media presence, we have done almost no marketing during that time.

What we're going to embark upon here with the equity crowdfunding raise is to create our first real marketing push that's not just word of mouth. We have a goal for a percentage growth over the next three years, but we don't expect that growth to be astronomical inside the state of Ohio over the next 12 months. This is a market that we're going to have to make and take.

This marketing push is going to be an all-of-the-above strategy. With our distributor, there are different incentives we can offer to help with the placement of the product in existing stores and in new stores. We will be hiring two part-time people to travel around the state and do events and tastings, which we think will be critical to our growth. Once we talk to somebody inside Kroger and explain to them what our product is and that it's right over there on that shelf, we can create not only one-time, but repeat purchases. We're also working with a local marketing firm to explore a targeted social media strategy for specific retail shoppers and reach new customers, and to use the online presence we've already created to help create brand ambassadors.

WF: What do you plan to do with the money you raise from Wefunder investors?

LYNCH: 1) Inventory to get the Kentucky Mule off the ground

2) Staffing

3) Strategic marketing

WF: What excites you about the future?

LYNCH: The most exciting thing is that we have a product that, taste-wise, stands up against any alcohol product available in the store, whether you're talking about a spirit, a beer, or a wine. We've met with several retailers, and the fact that the product is truly unique excites every one of them. In a time in the alcohol industry when it's difficult to get shelf space, we've had no problem securing shelf space, even in major retailers, because they don't have products like ours. Even those who do have pre-mixed options don't have craft-based products. We're really on the ground floor of a specific alcohol segment. We have a product that's priced very reasonably and tastes awesome. I see no limit to how much Rambling House can grow.

WF: What are you worried about?

LYNCH: Our key challenge will be marketing this product in a smart way that reaches our target markets and resonates with them. We need consumers to think about a cocktail when they go to make retail purchases. If we can accomplish this, we will have succeeded in our marketing.

RISKS

1 The ready-to-drink spirits segment is an emerging market. There is no guarantee that we will immediately attract consumers.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Rambling House Cocktails is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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